June 4, 1996

                                    CONSENT


The Board of Directors
Angeion Corporation

We consent to the reference to our firm under the heading "Experts" in the Prospectus.

                                        Sincerely,


                                        /s/ Paul W. Stanga
                                            Patterson & Keough, P.A.